Exhibit 10.1

LIMITED WAIVER AND SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS LIMITED WAIVER AND SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT, dated as of February 20, 2020 (this “Agreement”), is entered into among FREIGHTCAR AMERICA, INC., a Delaware corporation (the “Company”), JAC OPERATIONS, INC., a Delaware corporation (“JAC”), FREIGHT CAR SERVICES, INC., a Delaware corporation (“FCS”), JOHNSTOWN AMERICA, LLC, a Delaware limited liability company (“Johnstown”), FREIGHTCAR RAIL SERVICES, LLC, a Delaware limited liability company (“FCRS”), FREIGHTCAR ROANOKE, LLC, a Delaware limited liability company (“Roanoke”), FREIGHTCAR ALABAMA, LLC, a Delaware limited liability company (“Alabama”) (each of the Company, JAC, FCS, Johnstown, FCRS, Roanoke, and Alabama, may be referred to herein individually, as a “Borrower” and collectively, as the “Borrowers”), FREIGHTCAR SHORT LINE, INC., a Delaware corporation (“FCSL”) and FCAI HOLDINGS, LLC, a Delaware limited liability company (“FCAI” and with FCSL, the “Guarantors”) (collectively, together with the Borrowers, the “Loan Parties”) and BMO HARRIS BANK N.A., as Lender (in such capacity, together with its successors and assigns in such capacity, the “Lender”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Loan Parties and the Lender are parties to that certain Credit and Security Agreement, dated as of April 12, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, a Dominion Trigger Period is currently in effect pursuant to the definition thereof in Section 1.01 of the Credit Agreement pursuant to clause (ii) of such definition;

WHEREAS, pursuant to the terms of the Credit Agreement, such Dominion Trigger Period shall continue until the date that (i) no Event of Default has occurred and is continuing and not waived, (ii) Adjusted Excess Availability has been greater than or equal $25,000,000 for thirty (30) consecutive days (the “Availability Condition”) and (iii) the Outstanding Amount of Revolving Loans has been less than or equal to $10,000,000 for thirty (30) consecutive days;

WHEREAS, the Loan Parties have requested and, subject to the terms and conditions set forth herein, the Lender has agreed to (i) waive the Availability Condition with respect to the Dominion Trigger Period in effect on the date hereof and (ii) amend the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Limited Waiver. Subject to satisfaction of the conditions precedent set forth in Section 3 hereof and solely with respect to the Dominion Trigger Period in effect as of the date hereof, the Lender hereby waives the Availability Condition and any obligations of the Loan Parties or any of their Subsidiaries that resulted solely from such Dominion Trigger Period. The waiver set forth in this Section 1 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (w) waive, release, modify or limit any Loan Party’s obligations to otherwise comply with any other terms and conditions of the Credit Agreement and the other Loan Documents, (x) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document, (y) waive any future Event of Default or (z) prejudice any right or rights that the Lender may have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, except as expressly provided herein. For the avoidance of doubt, as a result of the foregoing waiver of the Availability Condition, no Dominion Trigger Period shall be deemed to be in effect as of the Second Amendment Effective Date.

2.     Amendments to Credit Agreement.

(a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined term to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Second Amendment Effective Date” means February 20, 2020.

(b)    Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “Adjusted Excess Availability” and “Borrowing Base” in their entirety and replacing them with the following, respectively:

“Adjusted Excess Availability” means, at any time of calculation, the sum of (a) Excess Availability plus (b) (x) for the period commencing on the Second Amendment Effective Date and continuing until the earlier of (1) March 31, 2020 and (2) the date of the first Borrowing following the Second Amendment Effective Date, Qualified Unrestricted Cash, and thereafter (y) the lesser of (1) Qualified Unrestricted Cash of the Borrowers and (2) $12,500,000.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a)    eighty-five percent (85%) of the Value of Eligible Accounts (less all cash received but not yet applied in respect of such Eligible Accounts); plus

(b)    ninety percent (90%) of the Value of Eligible Accounts supported by credit insurance or letters of credit acceptable to the Lender (less all cash received but not yet applied in respect of such Eligible Accounts); plus

(c)    up to the lesser of (i) eighty-five percent (85%) of the NOLV of Eligible Inventory, (ii) seventy-five percent (75%) of the Cost of Eligible Inventory and (iii) $30,000,000; provided that Excess Availability under this clause (c) provided by work-in-process Inventory shall not contribute more than $5,000,000 at any time; plus

(d)    (x) for the period commencing on the Second Amendment Effective Date and continuing until March 31, 2020, the lesser of (i) 100% of Qualified Unrestricted Cash and (ii) $4,000,000 and (y) thereafter, $0; minus

(e)    the amount of all Availability Reserves; minus

(f)    the Specific Reserve.

The term “Borrowing Base” and the calculation thereof shall not include any assets or property acquired in an Acquisition or otherwise outside the Ordinary Course of Business unless (x) if so required by the Lender, the Lender has conducted Field Exams and appraisals reasonably required by it (with results reasonably satisfactory to the Lender) and (y) the Person owning such assets or property shall be a (directly or indirectly) wholly-owned Domestic Subsidiary of the Company and shall have become a Borrower.

(c)    Section 8.03 of the Credit Agreement is hereby amended by deleting Section 8.03(l) in its entirety and replacing it with the following:

“(l)    Investments in Designated Entities in an amount not to exceed $6,000,000 in the aggregate to the extent made on or prior to March 31, 2020, so long as the JV Payment Conditions are satisfied with respect thereto.”

3.    Effectiveness; Conditions Precedent. This Agreement shall be effective upon the satisfaction of the following conditions precedent (such date, the “Second Amendment Effective Date”):

(a)    Receipt by the Lender of the executed counterparts of this Agreement executed by Loan Parties and the Lender.

(b)    The representations and warranties contained in Article VI of the Credit Agreement and each other Loan Document, shall be true and correct in all material respects, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (ii) to the extent that such representations and warranties are qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects, and (iii) the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Credit Agreement.

(c)    Borrowers shall have paid all fees, charges and disbursements of counsel to the Lender (directly to such counsel if requested by the Lender) pursuant to the Credit Agreement to the extent invoiced at least one (1) Business Day prior to or on the date hereof.

4.     Reaffirmation by Loan Parties.

(a)    All the Loan Documents are hereby ratified, approved, reaffirmed and confirmed in all respects. Without limiting the foregoing, each of the Borrowers and the other Loan Parties, as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such parties grant liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, under the Loan Documents, hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Loan Documents to which such party is a party, and each such party hereby ratifies and reaffirms its grant of liens on or security interests in its properties pursuant to such Loan Documents to which it is a party as security for the Obligations under or with respect to the Credit Agreement, and confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Credit Agreement or any other Loan Document. The Borrowers and other Loan Parties each further agrees and reaffirms that the Loan Documents to which it is a party now apply to all Obligations as defined in the Credit Agreement, (including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Credit Agreement or any other Loan Document). Each such party (i) further acknowledges receipt of a copy of this Agreement and all other agreements, documents, and instruments executed and/or delivered in connection herewith and (ii) consents to the terms and conditions of same.

(b)    Neither the Borrowers nor any other Loan Party has any rights of offset, defenses, claims, counterclaims or challenges against the payment of any sums owing under the Loan Documents, or the enforcement of any of the terms or conditions thereof as of the date hereof. Each of the Borrowers and the other Loan Parties further agrees that, to the extent any such offset, defenses, claims, counterclaims or challenges against the payment of any sums owing under the Loan Documents, or the enforcement of any of the terms or conditions thereof of any kind exists as of the date hereof, each of the Borrowers and the other Loan Parties hereby waives and releases each and all of them in consideration for the Lender entering into this Agreement.

(c)    Neither this Agreement nor any other agreement executed in connection herewith or pursuant to the terms hereof, nor any actions taken pursuant to this Agreement or such other agreement shall be deemed to waive or cure any Default or any other Events of Default which may now or hereafter exist under the Loan Documents (other than the waiver pursuant to Section 1 hereof) or of any rights or remedies in connection therewith or with respect thereto, it being the intention of the parties hereto that the obligations of Loan Parties under the Loan Documents are and shall remain in full force and effect.

5.    No Waiver; Loan Documents.

(a)    Other than the waiver pursuant to Section 1 hereof, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents and shall not be deemed to prejudice any right or rights which the Lender may now have or may have in the future under or in connection with any Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

(b)    Except as expressly stated herein, the Lender reserves all rights, privileges and remedies under the Loan Documents, and the Credit Agreement and other Loan Documents remain unmodified and in full force and effect in accordance with their terms. This Agreement is a Loan Document, and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof. This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Credit Agreement or any other Loan Document, nor, is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties or covenants set forth in the Loan Documents, except as expressly stated herein. Other than the waiver pursuant to Section 1 hereof, nothing contained in this Agreement shall constitute a waiver of any rights or remedies of the Lender under the Loan Documents, in equity or at law.

6.    Representations and Warranties. Each Loan Party represents and warrants as follows:

(a)    It has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement.

(b)    This Agreement has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(c)    No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by such Loan Party of this Agreement, other than those that have been duly obtained or made and which are in full force and effect, or if not obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(d)    The execution and delivery of this Agreement does not (i) contravene the terms of its Organization Documents or (ii) violate any material applicable Law, except, with respect to the foregoing clause (ii), to the extent such contravention could not reasonably be expected to have a Material Adverse Effect.

(e)    After giving effect to this Agreement (i) the representations and warranties set forth in Article VI of the Credit Agreement and in each other Loan Document, are true and correct in all material respects (except to the extent such representations and warranties are already qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (ii), no Default or Event of Default exists as of the date hereof.

(f)    After giving effect to this Agreement and the other transactions related thereto, Company and its Subsidiaries, on a consolidated basis, are Solvent.

(g)     Since the Closing Date, (i) no new Loan Parties or Subsidiaries have been formed or acquired, other than FCAI and Designated Entities, (ii) the address of the principal place of business, the chief executive office and the location of books and records of each Loan Party has not changed, except as otherwise specified in writing to the Lender, and (iii) no Loan Party has changed its name or jurisdiction of organization.

7.    Release. Each Loan Party hereby remises, releases, acquits, satisfies and forever discharges the Lender, its affiliates, agents, employees, officers, directors, members, shareholders, partners, predecessors, attorneys, other advisors and all other Persons acting or purporting to act on behalf of or at the direction of the Lender (the foregoing, collectively, the “Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, and whether known or unknown, in each case, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts relating to, or in connection with or arising out of the Loan Documents or the transactions contemplated thereby and taken or existing on or prior to the date hereof. Without limiting the generality of the foregoing, each Loan Party waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof relating to, or in connection with or arising out of the Loan Documents or the transactions contemplated thereby, including, but not limited to, the rights to contest: (a) the right of the Lender to exercise its rights and remedies described in this Agreement, the Credit Agreement or the other Loan Documents; (b) any provision of this Agreement, the Credit Agreement or the other Loan Documents; or (c) the conduct of the Lender or any other Releasees relating to, in connection with, or arising out of the Credit Agreement or any of the other Loan Documents on or prior to the date hereof.

8.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by facsimile or other secure electronic format (.pdf) shall be effective as an original.

9.    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. The terms and provisions of Sections 10.13 (“Governing Law; Jurisdiction; Etc.”) and 10.14 (“Waivers of Jury Trial”) of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, with the same force and effect as if fully set forth herein, and the parties hereto agree to such terms.

10.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement.

11.    Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

12.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.    Loan Document. This Agreement constitutes a “Loan Document” under and defined in the Credit Agreement and is subject to the provisions therein regarding Loan Documents.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:

FREIGHTCAR AMERICA, INC.

By:	/s/ Chris Eppel

Name:	Chris Eppel
Title:	Chief Financial Officer

JAC OPERATIONS, INC.

By:	/s/ Chris Eppel

Name:	Chris Eppel
Title:	Chief Financial Officer

FREIGHT CAR SERVICES, INC.

By:	/s/ Chris Eppel

Name:	Chris Eppel
Title:	Chief Financial Officer

JOHNSTOWN AMERICA, LLC

By:	/s/ Chris Eppel

Name:	Chris Eppel
Title:	Chief Financial Officer

FREIGHTCAR RAIL SERVICES, LLC

By:	/s/ Chris Eppel

Name:	Chris Eppel
Title:	Chief Financial Officer

[Signature Page to Limited Waiver and Second Amendment to Credit and Security Agreement]

FREIGHTCAR ROANOKE, LLC

By:	/s/ Chris Eppel

Name:	Chris Eppel
Title:	Chief Financial Officer

FREIGHTCAR ALABAMA, LLC

By:	/s/ Chris Eppel

Name:	Chris Eppel

GUARANTORS:

FREIGHTCAR SHORT LINE, INC.

By:	/s/ Chris Eppel

Name:	Chris Eppel
Title:	Chief Financial Officer

FCAI HOLDINGS, LLC

By:	/s/ Chris Eppel

Name:	Chris Eppel
Title:	Chief Financial Officer

[Signature Page to Limited Waiver and Second Amendment to Credit and Security Agreement]

LENDER:

BMO HARRIS BANK N.A., as Lender

By:	/s/ Jason Hoefler

Name:	Jason Hoefler
Title:	Managing Director

[Signature Page to Limited Waiver and Second Amendment to Credit and Security Agreement]